CERTIFICATE OF INCORPORATION

                                       OF

                             IMAGING DYNAMICS, INC.


          THIS IS TO CERTIFY THAT, there is hereby organized a corporation under and by virtue of N.J.S. 14A:l-l et seq.1 the "New Jersey Business Corporation Act."

     1. The name of the corporation is Imaging Dynamics, Inc.

     2. The address (and zip code) of this corporation's initial registered offices is: 400 Grove Street Glen Rock, New Jersey 07452 and the name of the corporation's initial registered agent at such address is Roger L. Fidler.

     3. The purposes for which this corporation is organized are:

     To engage in any activity with~n the purposes for which corporations may be organized under the "New Jersey Business Corporation Act." N.J.S. 14A:l-l et seq.

     4. The aggregate number of shares which the corporation shall have the authority to issue is:

     20,000,000 Shares of Common Stock and 5,000,000 of Preferred Stock with no Par Value, for a total of 25,000,000 in all.

     5. The first Board of Directors of this corporation shall consist of one Director and the name and address of such person who is to serve as such Director is:

         Name:            Roger L. Fidler
         Address:         400 Grove Street, Glen Rock, New Jersey 07452
         Zip Code:        07452

     6. The name and address of each incorporator is:

         Name:            Wanda Billet
         Address:         400 Grove Street, Glen Rock, New Jersey
         Zip Code:        07452

     IN WITNESS WHEREOF, each individual incorporator, each being over the age of eighteen years, has signed this Certificate; or if the incorporator be a corporation, has caused this Certificate to be signed by its authorized officers, this second day of June 1995.


Wanda Billet

                         CERTIFICATE OF INCORPORATION OF

                             IMAGING DYNAMICS, INC.


                     FORWARDED FOR RECORDING AND FILING BY:


Roger L. Fidler
400 Grove Street
Glen Rock, New Jersey 07452